EXHIBIT 21

SUBSIDIARIES OF IVAX CORPORATION

Jurisdiction
Name of Subsidiary	of Organization
Domestic

American Tobacco Products, Inc.	Texas
API Industries, Inc.	Puerto Rico
Baker Norton U.S., Inc.	Florida
Cummins Properties, Inc.	Florida
D & N Holding Company	Delaware
Doral Manufacturing, Inc.	Florida
Diamedix Corporation	Florida
DVM Pharmaceuticals, Inc.	Florida
Goldline Laboratories, Inc.	Florida
Goldline Properties Florida, Inc.	Florida
Immunovision, Inc.	Florida
Indiana Protein Technologies, Inc.	Indiana
Ivax D Sub, LLC	Delaware
IVAX Dermatologicals, Inc.	Florida
IVAX Diagnostics, Inc.	Delaware
IVAX Far East, Inc.	Florida
IVAX Golden Glades, Inc.	Florida
IVAX Laboratories, Inc.	Florida
IVAX Laboratories Puerto Rico, Inc.	Florida
IVX Oncology, Inc.	Florida
IVAX Pharmaceuticals, Inc.	Florida
IVAX Pharmaceuticals Caribe, Inc.	Delaware
IVAX Pharmaceuticals NV, Inc.	Florida
IVAX Pharmaceuticals Pralex, Inc.	Delaware
IVAX Research, Inc.	Florida
IVAX Research Institute, Inc.	Florida
IVAX Research Manufacturing, Inc.	Florida
IVAX Specialty Chemicals Sub, LLC	Delaware
KZFPK Holdings Inc.	Delaware
Pet Technology Corp.	Florida
Satellite Pharmaceuticals, Inc.	Florida
XAVI Corporation	Florida
XenoBiotic Laboratories, Inc.	Delaware

SUBSIDIARIES OF IVAX CORPORATION
(Continued)

Jurisdiction
Name of Subsidiary	of Organization
International

ASSA Inc.	Cayman Islands
ASSA Investments S.A.	Peru
Baker Cummins Inc.	Canada
Botica Torres de Limatambo S.A.C.	Peru
C.K. Netpharma Oy	Finland
Coverdale B.V.	Netherlands
Corporacion Medco S.A.C.	Peru
Corporacion Medco, CA	Venezuela
Corporacion Medco Ecuador S.A.	Ecuador
Delta Biologicals S.r.l.	Italy
Drogueria Sam S.A.	Argentina
Drogpharma S.A.C.	Peru
Elmor, S.A.	Venezuela
Elvetium Peru S.A.	Peru
Farmagonist AB	Sweden
Farma System S.A.	Argentina
Filialne Przedsiebiorstwo Farmaceutyczne
Farmarket – Polfa Kutno	Ukraine
Galena Pharma Limited Liability Company	Russia
Gelkaps GmbH	Germany
Inversiones Catamaran S.A. – Inveran	Panama
IVAX Argentina S.A.	Argentina
IVAX Asia Ltd.	Hong Kong
IVAX (Bermuda) Ltd.	Bermuda
IVAX Drug Research Institute, Ltd.	Hungary
IVAX Farma B.V.	Netherlands
IVAX Farmaceutici S.r.l.	Italy
IVAX UK Limited	England
IVAX Holdings, A.G.	Switzerland
IVAX Holdings C.I.	Caymen Islands
IVAX India PVT Limited	India
IVAX International, B.V.	Netherlands
IVAX International GmbH	Switzerland
IVAX International (Luxembourg) Sarl	Luxembourg
IVAX Peru S.A.	Peru

SUBSIDIARIES OF IVAX CORPORATION
(Continued)

Jurisdiction
Name of Subsidiary	of Organization
IVAX Pharma GmbH	Germany
IVAX Pharmaceuticals (Beijing) Co. Ltd.	China
IVAX Pharmaceuticals Canada, Inc.	Canada
IVAX Pharmaceuticals Mexico, S.A. de C.V.	Mexico
IVAX Pharmaceuticals South Africa (Pty) Ltd.	South Africa
IVAX Pharmaceuticals Sro	Czech Republic
IVAX Pharma Poland Sp. z.o.o.	Poland
IVAX SAS	France
IVAX Singapore Ptd. Ltd.	Singapore
IVAX Scandinavia AB	Sweden
IVAX UK Limited	United Kingdom
IVAX Uruguay S.A.	Uruguay
Kilburn B.V.	Netherlands
Kunming Baker Norton Pharmaceutical Co. Ltd	China
Kutnowskie Zaklady Farmaceutyczne Polfa SA	Poland
LabChile Investment Corp.	Cayman Islands
Laboratorio Chile S.A.	Chile
Laboratorios Elmor, S.A.	Venezuela
Laboratorios Elmor S.A. (Guacara)	Venezuela
LBC International Corp.	Cayman Islands
LBC Pharmaceuticals Brasil Ltda.	Brasil
LBC Pharmaceuticals Colombia S.A.	Colombia
Maancirkel Holding B.V.	Netherlands
Medimport Scandinavia AB	Sweden
Moviler S.A.	Uruguay
Natural Health Products Corporation, C.A.	Venezuela
Norton Healthcare Limited	England
Norton Healthcare (1998) Limited	England
Norton (Waterford) Limited	Ireland
OFA, CA	Venezuela
Pharmatrade S.A.	Chile
Rowan International S.A.	Uruguay
Vitrium Division Farmaceutica, S.A. de C.V.	Mexico